EXHIBIT 99.1

Press Release

iCoreConnect Inc. Reports Strong Revenue Growth in the First Quarter of 2024

OCOEE, FL, May 15, 2024 (GLOBE NEWSWIRE) -- via NewMediaWire — iCoreConnect Inc. (NASDAQ: ICCT)(“iCore” or the “Company”), a leading cloud-based software and technology company focused on increasing workflow productivity and customer profitability through its enterprise and healthcare workflow platform, is pleased to announce robust financial results for the first quarter of 2024. The Company achieved a remarkable 48% increase in revenues, growing from $1.8 million in Q1 2023 to $2.7 million in Q1 2024.

Financial Highlights:

Revenue Growth:	Revenues surged by 48% to $2.7 million.

Gross Profit Margin:	Improved from 73% to 81%.

Our revenue growth is attributed to the successful integration of recent acquisitions, completed on January 1, 2024, which introduced new solutions to our portfolio and contributed to our substantial organic growth. Additionally, our subscriber base has grown significantly, fueled by our expanding presence among enterprise-level clients, including major healthcare providers and Dental Support Organizations.

Operational Highlights:

Strategic Agreements: The Company executed two enterprise agreements with leading OEM technology solution companies. CareStream is using iCoreConnect's cutting-edge cloud software and encryption with Carestream Dental’s longstanding Sensei portfolio. The integration will empower users of every Sensei offering—Sensei Cloud, OrthoTrac, PracticeWorks, SoftDent and WinOMS—to seamlessly access a comprehensive suite of features including cloud access, medication history, drug interactions, and ePrescribing.  Patterson Dental expanded their relationship with us as we now have an Eaglesoft practice management integration for iCoreRx allowing users to ePrescribe in the cloud with integration of demographics, medication history, drug reference library and a seamless integration into state prescription drug monitoring programs.

Fintech: The launch of our Fintech solution iCorePay has been eagerly adopted by our customers resulting in rapid adoption rates.  We believe iCorePay will be a significant revenue generator for us with expanding strong margin contributions.

New State Association Endorsements: Nebraska, Pennsylvania, Illinois, and Tennessee endorsed 11 solutions allowing us access to over 15,000 dentists.

Expanded Product Endorsements: The Company expanded its product endorsements in five states including Arizona, Rhode Island, Louisiana, Michigan, and Maryland bringing the total endorsements to 128 of our solutions across various state associations.

The value of our state dental association endorsements provides us with a highly effective distribution channel for all our current solutions.  We believe as we continue to grow organically and via acquisitions, this valuable distribution channel will allow us to quickly get new and acquired solutions to the market.  The sheer number of state associations and the number of solutions endorsed creates a competitive advantage, as it creates a moat around our products and services from the competition as many of our endorsements are multi-year agreements.

CEO Robert McDermott commented on the results, "The dedication to expanding our enterprise software solutions has paid off. With a modestly sized sales team and minimal advertising, our substantial subscriber growth and the expansion of margins are just the beginning. We anticipate continued growth as we further enhance our sales capabilities."

Additional Achievements during the quarter:

Launch of iCoreEnterprise: Along with our new single sign-on solution, this initiative is set to streamline operations for our customers, making it easier to manage multiple solutions on a single platform.  Our customers want to be able to grow with minimal friction and disruption to their business without costly installations, iCoreEnterprise fulfills this requirement.  Our iCoreEnterprise platform fits nicely with our land and expand strategy allowing our customers to purchase additional solutions from us with minimal effort.

Channel Partner Division: We are poised to extend our market reach through robust channel relationships, leveraging our comprehensive suite of solutions.  We have dedicated resources to building this channel as we feel this will bring tremendous growth to us in the coming quarters.  We recently launched this division with five large channel partners.

iCoreConnect remains committed to driving growth through strategic initiatives and leveraging its strong market position to deliver increasing value to our stakeholders.

About iCoreConnect Inc. (NASDAQ: ICCT)

iCoreConnect Inc. is a leading, cloud-based software and technology company focused on increasing workflow productivity and practice profitability through its enterprise and healthcare workflow platform of applications and services. iCoreConnect is most notably known for its innovation in solving healthcare business problems. iCoreConnect’s philosophy places a high value on customer feedback, positioning iCoreConnect to respond to the market’s needs. iCoreConnect touts a platform of 16 SaaS enterprise solutions and more than 128 product endorsements with state or regional healthcare associations across the United States.

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Forward-Looking Statements

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements in this release include, without limitation, the ability of iCorePay to be a significant revenue generator and to increase margins, and our ability to leverage our state dental association endorsements to quickly get new and acquired solutions to the market.   Although the Company believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. The Company has attempted to identify forward-looking statements by terminology including ‘believes,’ ‘estimates,’ ‘anticipates,’ ‘expects,’ ‘plans,’ ‘projects,’ ‘intends,’ ‘potential,’ ‘may,’ ‘could,’ ‘might,’ ‘will,’ ‘should,’ ‘approximately’ or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including those discussed under Item 1A. “Risk Factors” in the Company’s most recently filed Form 10-K filed with the Securities and Exchange Commission (“SEC”) and updated from time to time in its Form 10-Q filings and in its other public filings with the SEC. Any forward-looking statements contained in this release speak only as of its date. The Company undertakes no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Investor Contacts:

Archit Shah

ir@icoreconnect.com

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